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                                                                      Exhibit 24

                               POWERS OF ATTORNEY
                               ------------------


         Know All Men By These Presents, that, with respect to the 1994 Stock Incentive Plan of AmeriLink Corporation, an Ohio corporation (the "Company"), as the same may be amended from time to time, each person whose signature appears below constitutes and appoints Larry R. Linhart, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities:

         (a) to sign registration statements on Form S-8 relating to the securities of the Company, and any and all amendments (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and

         (b) to sign appropriate registration statements for, and/or requests for exemption from registration and other securities laws requirements of, any and all states of the United States, Canada any and all provinces of Canada, and any and all other countries and their states, provinces and other appropriate units, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the applicable government agencies, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 and other laws referred to above, this Power of Attorney has been signed below as of the 26th day of May, 1999 by the following persons in the capacities indicated.


Signature                                            Title
---------                                            -----

/s/ James W. Brittan                                 Treasurer and Vice
----------------------                               President-Finance
James W. Brittan                                     (principal financial and
                                                     accounting officer)


/s/ Robert L. Powelson                               Director
----------------------
Robert L. Powelson


/s/ Robert D. Setzer                                 Director
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Robert D. Setzer


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Signature                                            Title
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/s/ William H. Largent                               Director
----------------------
William H. Largent


/s/ Richard W. Rubenstein                            Director
----------------------
Richard W. Rubenstein


/s/ George R. Manser                                 Director
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George R. Manser